As filed with the Securities and Exchange Commission on February 28, 2007

Registration No. 333-[•]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMS Health Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1506026 (IRS Employer Identification Number)

901 Main Avenue, Suite 612
Norwalk, Connecticut 06851
(203) 845-5200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert H. Steinfeld, Esq.

Senior Vice President, General Counsel and Corporate Secretary

IMS Health Incorporated

901 Main Avenue, Suite 612

Norwalk, Connecticut 06851

(203) 845-5200

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

William G. Farrar Andrew Dietderich Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Unit	Amount to be Registered/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	(1)	$(1)	$(1)	$0 (2)

(1)This registration statement covers an unspecified aggregate initial offering price or number of the securities of the identified class being registered as may from time to time be offered at unspecified prices.

(2)In accordance with Rules 456(b) and 457(r), IMS Health Incorporated is deferring payment of the registration fee.

PROSPECTUS

IMS Health Incorporated

Common Stock

This prospectus relates to shares of common stock of IMS Health Incorporated that we expect to deliver to Goldman, Sachs & Co. in settlement of our obligation to them pursuant to an accelerated stock buyback agreement.  Goldman, Sachs & Co. may offer and sell our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. IMS Health Incorporated does not expect to receive any proceeds from the offerings made pursuant to this prospectus.

You should carefully read this prospectus and any prospectus supplement, together with the documents incorporated by reference, before you invest in the common stock.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “RX”.

See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference herein, to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

IMS Health Incorporated

Prospectus dated February 28, 2007

AVAILABLE INFORMATION

IMS Health Incorporated is required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all of the information in the registration statement.  Whenever a reference is made in this prospectus to a contract or other document of IMS Health Incorporated, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.  You may review a copy of the registration statements at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

IMS Health Incorporated incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)                    Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 001-14049);

(2)                    Current Report on Form 8-K dated January 24, 2007 (File No. 001-14049);

(3)                    Current Report on Form 8-K dated February 13, 2007 (File No. 001-14049);

(4)                    Form 10-12B/A filed June 17, 1998; and

(5)                    All documents filed by IMS Health Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  You can request those documents from Investor Relations, 901 Main Avenue, Norwalk, Connecticut 06851, telephone (203) 845-5200.

When we refer to “IMS”, “we”, “us”, “our” or the “Company” in this prospectus, we mean IMS Health Incorporated, together with its consolidated subsidiaries and affiliates, unless the context requires otherwise.

IMS HEALTH INCORPORATED

IMS is the leading global provider of market intelligence to the pharmaceutical and healthcare industries. We offer leading-edge business intelligence products and services that are integral to our client’s day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Our information products are developed to meet our clients’ needs by using data secured from a worldwide network of suppliers in the markets where our operations exist. Our key information products include:

•                  Sales Force Effectiveness to optimize sales force productivity and territory management;

•                  Portfolio Optimization to provide clients with insights into market opportunity and business development assessment; and

•                  Launch, Brand Management and Other to support client needs relative to market segmentation and positioning, life cycle management for prescription and consumer health pharmaceutical products and health economics and outcomes research offerings.

Within these key information products, we provide consulting and services that use in-house capabilities and methodologies to assist pharmaceutical clients in analyzing and evaluating market trends, strategies and tactics, and to help in the development and implementation of customized software applications and data warehouse tools.

IMS was incorporated under the laws of the State of Delaware in 1998 and we have operations in more than 100 countries.

RISK FACTORS

An investment in our common stock is subject to certain risks.  A description of some of those risks and the uncertainties we face is set forth under Part I, Item IA under “Risk Factors” of our Annual Report on Form 10-K and incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK OF IMS HEALTH INCORPORATED

Pursuant to our Restated Certificate of Incorporation, as amended, which we refer to as our Restated Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our Restated By-laws, our authorized capital stock consists of 820,000,000 shares, each with a par value of $0.01 per share, of which:

•                  800,000,000 represent shares of our common stock, 335,045,390 shares of which are issued and outstanding as of February 15, 2007, including 139,900,581 shares of common stock held by us,

•                  10,000,000 represent shares of our preferred Stock, no shares of which are issued and outstanding as of February 15, 2007; and

•                  10,000,000 represent shares of our series common stock, no shares of which are issued and outstanding as of February 15, 2007.

All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to any preferential rights of any preferred stock or series common stock created by our Board of Directors, each outstanding share of common stock is entitled to such dividends, if any, as may be declared from time to time by our Board of Directors. Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. In the event of liquidation, dissolution or winding up of IMS, holders of common stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock and series common stock.

There are no conversion rights, redemption rights or sinking fund provisions with respect to our common stock.

Preferred Stock and Series Common Stock

Each of the authorized preferred stock and the authorized series common stock is available for issuance from time to time in one or more series at the discretion of our Board of Directors without stockholder approval. Our Board of Directors has the authority to prescribe for each series of preferred stock or series common stock it establishes the number of shares in that series, the voting rights (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designation, powers, preference and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such preferred stock or series common stock, as applicable, the issuance of preferred stock or series common stock, as applicable, could have an adverse effect on holders of common stock by delaying or preventing a change in control of IMS, making removal of the present management of IMS more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of our common stock.

Authorized But Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as our common stock remained listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock, preferred stock and series common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of IMS by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

No Preemptive Rights

No holder of common stock has any preemptive right to subscribe to any securities of IMS of any kind or class.

Delaware General Corporation Law

IMS is subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203 DGCL, a business combination between IMS and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•                  Prior to the stockholder becoming an interested stockholder, the Board of Directors of IMS must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                  On consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of IMS outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•                  The business combination is approved by IMS’ Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66⅔ % of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 DGCL may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our Board of Directors. It is further possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Provisions Of Our Restated Certificate Of Incorporation And Restated By-Laws Affecting
Change In Control

Certain provisions of our Restated Certificate of Incorporation and our Restated By-laws may delay or make more difficult unsolicited acquisitions or changes of control of IMS. It is believed that such provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of IMS and its stockholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of us, although such proposals, if made, might be considered desirable by a majority of our stockholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see “—Authorized but Unissued Capital Stock”), (ii) prohibitions against stockholders calling a special meeting of stockholders or acting by written consent in lieu of a meeting, (iii)

requirements for advance notice for raising business or making nominations at stockholders’ meetings, (iv) the ability of the Board of Directors to increase the size of the Board and to appoint directors to newly created directorships, (v) a classified Board of Directors and (vi) higher than majority requirements to make certain amendments to our Restated By-laws and Restated Certificate of Incorporation.

No Stockholder Action By Written Consent; Special Meetings

Our Restated Certificate of Incorporation and Restated By-laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. Our Restated Certificate of Incorporation and Restated By-laws also provide that special meetings of the stockholders can be called only by the Chief Executive Officer or by a vote of the majority of the Board of Directors. Furthermore, our By-laws provide that only such business as is specified in the notice of any such special meeting of stockholders may come before such meeting.

Advance Notice For Raising Business Or Making Nominations At Meetings

Our Restated By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors, or by a stockholder of IMS who is entitled to vote at the meeting who has given to our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated pursuant to IMS’s notice of meeting, by, or at the direction of, our Chairman of the Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, a stockholder’s notice of business to be brought before an annual meeting and nominations of candidates for election as directors at any annual meeting shall be delivered to our Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

To be timely, a stockholder’s notice of nominations of persons for election to our Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice shall be delivered to our Secretary at our principal executive offices not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

The notice of any nomination for election as a director must set forth the name and address of, and the class and number of shares of IMS held by, the stockholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is being made; the name and address of the person or persons to be nominated; a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

Number Of Directors; Filling Of Vacancies; Removal

Our Restated Certificate of Incorporation and our Restated By-laws provide that newly created directorships resulting from an increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office. Accordingly, our Board of Directors may be able to prevent any stockholder from obtaining majority representation on the Board of Directors by increasing the size of the Board and filling the newly created directorships with its own nominees. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% in voting power of all IMS shares entitled to vote generally in the election of directors, voting as a single class. Directors may be removed only for cause, and only by the affirmative vote of at least 80% in voting power of all IMS shares entitled to vote generally in the election of directors, voting as a single class.

Classified Board Of Directors

Our Restated Certificate of Incorporation provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of IMS’ Board of Directors will be elected each year.

This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of IMS and could thus increase the likelihood that incumbent directors will retain their positions.

Amendments To The Restated By-Laws

Our Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of our Restated By-laws which is to the same effect as provisions contained in the Restated Certificate of Incorporation relating to (i) the amendment of the Amended and Restated By-laws, (ii) the classified Board of Directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

Amendments To The Restated Certificate Of Incorporation

Our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 80% in voting power of all the shares of IMS entitled to vote generally in the election of directors, voting together as a single class, to alter, amend or repeal provisions of the Restated Certificate of Incorporation relating to (i) the amendment our Restated Certificate of Incorporation and/or the Restated By-laws, (ii) the classified Board of Directors and the filling of director vacancies and (iii) calling and taking actions at meetings of stockholders and prohibiting stockholders from taking action by written consent.

Listing

Our common stock is listed on the NYSE under the ticker symbol “RX”.

Transfer Agent

The transfer agent for the common stock is American Stock Transfer and Trust Company.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Goldman, Sachs & Co. is expected to receive all of the proceeds from the sale of the shares of common stock offered by this prospectus in settlement of our obligations under the accelerated stock buyback agreement, dated January 19, 2007 between us and Goldman, Sachs & Co., which we refer to as an “asb agreement” and which we describe below under “Plan of Distribution.”  We will not receive any proceeds from the sale of those shares, unless the amount of net proceeds from the sale of those shares exceeds our obligations under the asb agreement.

PLAN OF DISTRIBUTION

We expect to settle our obligations under the asb agreement with Goldman, Sachs & Co., by delivering shares of our common stock to Goldman, Sachs & Co.  If we do so, we intend to make this prospectus available to Goldman, Sachs & Co. for the purpose of selling those shares in a manner described below.  In that case, Goldman, Sachs & Co. will be deemed to be an “underwriter” as defined in the Securities Act, and we would expect to enter into an underwriting agreement with Goldman, Sachs & Co. pursuant to which we will indemnify it against certain civil liabilities, including liabilities under the Securities Act.  We will also pay the registration and certain other expenses related to any such offering and may pay underwriting discounts and commissions.  In addition, because in that case more than 10% of the proceeds of the offering will be received by a member of NASD, the offering will be conducted in compliance with the NASD Rule 2710(h).  Goldman, Sachs & Co. may offer and sell the shares from time to time in one or more of the following types of transactions (including block transactions):

•                  on any national exchange on which the shares may be listed or any automatic quotation system through which the shares may be quoted,

•                  in the over-the-counter market,

•                  in privately negotiated transactions,

•                  through put and call transactions,

•                  through short sales,

•                  by pledge to secure debts and other obligations,

•                  to cover hedging transactions,

•                  through the issuance of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options,

•                  underwritten offerings,

•                  a combination of such methods of sale, and

•                  any other legally available means.

Goldman, Sachs & Co. may sell the common stock from time to time in one or more transactions at:

(i)             a fixed price or prices, which may be changed;

(ii)          market prices prevailing at the time of the sale;

(iii)       prices related to such prevailing market prices; or

(iv)      negotiated prices.

Goldman, Sachs & Co. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co. has informed us that as of February 22, 2007, it beneficially owned  (excluding affiliates) less than 5% of our outstanding common stock and owned (excluding affiliates) approximately 1.49% of our outstanding common stock, based, in each case, on the total number of our outstanding shares as of February 15, 2007, and is not prohibited from selling any such shares before, after or at the same time as the sale of shares pursuant to this prospectus.

VALIDITY OF THE COMMON STOCK

The validity of the common stock will be passed upon for IMS by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control.  It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in

Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated).  See “Available Information” above for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

IMS Health Incorporated

Common Stock

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following is a statement of the expenses to be incurred by IMS in connection with the distribution of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$0	*
NASD fees	0
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Printing fees	10,000
Miscellaneous	10,000
Total	$60,000

*The payment of the SEC registration fee is deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

Item 15.  Indemnification of Directors and Officers

Section 45 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the corporation.  The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.  The IMS Restated Certificate of Incorporation provides that IMS shall indemnify directors and officers to the fullest extent permitted by the laws of the State of Delaware. The IMS Restated Certificate of Incorporation also provides that a director of IMS shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. The indemnification rights conferred by the Restated Certificate of Incorporation of IMS are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. IMS may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them, while acting in their capacities as directors or officers.

Item 16.  Exhibits

The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement*

4.1

Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on June 12, 1998).

4.2

Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3	Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 15, 2006).

5.1	Opinion of Sullivan & Cromwell LLP.**

10.1	Accelerated Stock Buyback Agreement.**

10.2	Parent Guarantee Agreement**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**

24	Power of attorney (included in signature page).**

* To be filed by amendment or in a Current Report on Form 8-K, if applicable.

** Filed herewith.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by IMS pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of IMS’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwalk, State of Connecticut, on February 28, 2007.

IMS Health Incorporated

By:	/s/ DAVID R. CARLUCCI
Name: David R. Carlucci
Title: Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints David R. Carlucci his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done.

Signature	Title	Date

/s/ DAVID R. CARLUCCI	Chairman, Chief Executive Officer	February 28, 2007
David R. Carlucci	and President and Director

/s/ LESLYE G. KATZ	Senior Vice President and Chief	February 28, 2007
Leslye G. Katz	Financial Officer

/s/ HARSHAN BHANGDIA	Vice President and Controller	February 28, 2007
Harshan Bhangdia

/s/ CONSTANTINE L. CLEMENTE	Director	February 28, 2007
Constantine L. Clemente

/s/ JAMES D. EDWARDS	Director	February 28, 2007
James D. Edwards

/s/ KATHRYN E. GIUSTI	Director	February 28, 2007
Kathryn E. Giusti

/s/ JOHN P. IMLAY, JR.	Director	February 28, 2007
John P. Imlay, Jr.

/s/ ROBERT J. KAMERSCHEN	Director	February 28, 2007
Robert J. Kamerschen

/s/ H. EUGENE LOCKHART	Director	February 28, 2007
H. Eugene Lockhart

/s/ M. BERNARD PUCKETT	Director	February 28, 2007
M. Bernard Puckett

/s/ WILLIAM C. VAN FAASEN	Director	February 28, 2007
William C. Van Faasen

/s/ BRET W. WISE	Director	February 28, 2007
Bret W. Wise

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement*

4.1

Restated Certificate of Incorporation of IMS Health Incorporated, dated May 29, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on June 12, 1998).

4.2

Amendment of Restated Certificate of Incorporation of IMS Health Incorporated, dated March 22, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 17, 1999).

4.3	Amended and Restated By-laws of IMS Health Incorporated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 15, 2006).

5.1	Opinion of Sullivan & Cromwell LLP.**

10.1	Accelerated Stock Buyback Agreement.**

10.2	Parent Guarantee Agreement**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**

24	Power of attorney (included in signature page).**

* To be filed by amendment or in a Current Report on Form 8-K, if applicable.

** Filed herewith.